UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2010

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2010, Novavax, Inc. (the “Company”) announced its financial results for the second quarter ended June 30, 2010 and will conduct a previously announced, publicly available conference call to discuss those results as well as to provide an update on the status of the Company's business operations.

The Company issued a press release announcing its financial results on August 6, 2010.  A copy of the press release is filed with this report as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2010, the Board of Directors of the Company elected Richard H. Douglas, Ph.D. as a Class II director, effective immediately.  Dr. Douglas is an independent director, as defined by the NASDAQ Listing Rules.  Dr. Douglas was not elected pursuant to any arrangement or understanding between him and any other person and has not been appointed to serve on any committees of the Board of Directors at this time.

The Company issued a press release announcing the election of Dr. Douglas on August 6, 2010.  A copy of that press release is filed with this report as Exhibit 99.2.

The information furnished in this Current Report on Form 8-K and Exhibits 99.1  and 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibits

99.1	Press release issued by Novavax, Inc. related to Earnings on August 6, 2010

99.2	Press release issued by Novavax, Inc. related to Dr. Douglas on August 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Novavax, Inc. (Registrant)

August 6, 2010	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary